THE CLOROX COMPANY

1987 LONG-TERM

COMPENSATION PROGRAM

Article  Section                                  Page

   1               Establishment, Purpose,

                   and Effective Date of

                   Plan

           1.1      Establishment                    1

           1.2     Purpose                          1

           1.3     Effective Date                   1

   2               Definitions

           2.1     Definitions                      2

           2.2     Gender and Number                3

   3               Eligibility and Participation

           3.1     Eligibility and Participation    4

   4               Administration

           4.1     Administration                   5

   5               Stock Subject to Program

           5.1     Number                           6

           5.2     Lapsed Awards                    6

           5.3     Adjustment in Capitalization     6

   6               Duration of Program

           6.1     Duration of Program               7

   7               The Stock Option Plan

           7.1     Grant of Options                 8

           7.2     Option Agreement                 8

           7.3     Option Price                     8

           7.4     Duration of Options               8

           7.5     Exercise of Options              9

           7.6     Payment                          9

           7.7     Restrictions on Stock

                     Transferability                9

           7.8     Termination of Employment

                     Due to Death, Disability,

                     or Retirement                  10

- -i-

THE CLOROX COMPANY

1987 LONG-TERM

COMPENSATION PROGRAM

(Continued)

Article  Section                                  Page

           7.9     Termination of Employment

                     Other Than for Death,

                     Disability, Retirement or

                     Termination for Cause         10

           7.10    Nontransferability              10

            7.11    Time of Exercise for

                     Incentive Stock Options       11

   8               The Restricted Stock Plan

           8.1     Grant of Restricted Stock       12

           8.2     Nontransferability              12

           8.3      Other Restrictions              12

           8.4     Voting Rights                   12

           8.5     Dividends and Other

                     Distributions                 12

           8.6     Termination of Employment

                     Due to Retirement             13

           8.7     Termination of Employment

                     Due to Death or Disability    13

           8.8     Termination of Employment

                     for Reasons Other Than

                     Death, Disability, or

                     Retirement                    13

   9               The Performance Unit Plan

           9.1     Grant of Performance Units      14

           9.2     Value of Performance Units      14

           9.3     Payment of Performance Units    14

           9.4     Form and Timing of Payment      14

           9.5     Termination of Employment

                     Due to Death, Disability,

                     or Retirement                 14

           9.6     Termination of Employment

                     for Other than Death,

                     Disability or Retirement

                     Reasons                       15

           9.7     Nontransferability              15

Amended 11/17/93 - Former Article 8, Stock Indemnification

Rights, deleted

(ii)

THE CLOROX COMPANY

1987 LONG-TERM

COMPENSATION PROGRAM

Article  Section                                  Page

   10               Beneficiary Designation

           10.1     Beneficiary Designation        16

   11               Rights of Employees

           11.1     Employment                     17

           11.2     Participation                  17

   12               Change of Control

           12.1     Acceleration of Rights Due

                      to Change of Control         18

           12.2     Definition                     18

   13               Amendment, Modification, and

                    Termination of Programs

           13.1     Amendment, Modification, and

                      Termination of Program       19

   14               Tax Withholding

           14.1     Tax Withholding                20

   15               Indemnification

           15.1     Indemnification                21

   16               Requirements of Law

            16.1     Requirements of Law            22

           16.2     Governing Law                  22

THE  CLOROX COMPANY

1987 LONG-TERM

COMPENSATION PROGRAM

Article 1.  Establishment, Purpose, and

Effective Date of Plan

     1.1 Establishment.  The Clorox Company, a Delaware

corporation, hereby establishes "THE CLOROX COMPANY 1987

LONG-TERM COMPENSATION PROGRAM" (the "Program") for key

employees.  The Program consists of the separate plans

contained herein which permit the grant of stock options,

stock indemnification rights, restricted stock and

performance units, with common stock or cash serving as

a payout medium for payments under the plans.

     1.2 Purpose.  The purpose of the Program is to

advance the interests of the Company, by encouraging

and providing for the acquisition of an equity interest

in the success of the Company by key employees, by

providing additional incentives and motivation toward

superior performance of the Company, and by enabling the

Company to attract and retain the services of key

employees upon whose judgment, interest, and special

effort the successful conduct of its operations is

largely dependent.

     1.3 Effective Date.  The Program and each underlying

plan became effective upon approval by the stockholders

of the Company on October 21, 1987, that date being the

Effective Date.

7/15/87

Article 2.  Definitions

     2.1 Definitions.  Whenever used herein, the following

terms shall have their respective meanings set forth below:

     (a)  "Award" means any Option, Stock Indemnification

          Right, Restricted Stock, or Performance Unit

          granted under the Program.

     (b)  "Board" means the Board of Directors of the

          Company.

     (c)  "Code" means the Internal Revenue Code of 1986,

           as amended.  To the extent required by the context

          and the purpose of the Program, any reference to

          a particular Code provision shall be deemed to

          include the successor to such provision.

     (d)  "Committee" means the committee of three or more

          persons constituting the "outside," independent

          directors serving on the Employee Benefits and

          Management Compensation committee of the Board.

          No person, while a member of the Committee, shall

          be eligible for participation in the Program, and

          no person shall become a member of the Committee

          if, within one year prior to becoming a member,

          that person shall have been eligible for selection

          as a Participant in the Program, or any other plan

          of the Company entitling participants to acquire

          Stock, or be granted Options or Stock

          Indemnification Rights.

     (e)  "Company" means The Clorox Company, a Delaware

          corporation.

     (f)  "Disability" means permanent and total disability

          as defined in the Company's Pension Plan.

     (g)  "Employee" means a regular salaried employee

          (including directors who are also employees) of

          the Company or its subsidiaries, or any branch

          or division thereof.

     (h)  "Fair Market Value" (unless another definition

          is required by the Code or regulations thereunder)

          means the average of the highest and lowest prices

          of the Stock as reported in publications of general

          circulation for the New York Stock Exchange

          Composite Transactions on a particular date.  In

          the event that there are no Stock transactions

          on such date, the Fair Market Value shall be

          determined as of the immediately preceding date

          on which there were Stock transactions.

     (i)  "Option" means the right to purchase shares of

          Stock at a stated price for a specified period

          of time.  An Option may be either an "incentive

          stock option" within the meaning of Section 422A

          of the Code, any other type of option encompassed

          by the Code, or a non-statutory option.

     (j)  "Participant" means any Employee designated by

          the committee to participate in any of the plans

          in the Program.

7/15/87

     (k) "Performance Unit" means a right to receive a

payment equal to the value of a Performance Unit as

determined by the Committee pursuant to Article 9.

     (l) "Period of Restriction" means the period during

which the transfer of shares of Restricted Stock is

restricted pursuant to Article 8 of this Program.

     (m) "Restricted Stock" means Stock granted to a

participant pursuant to Article 8 of this Program.

     (n) "Retirement" (including "Early Retirement" and

"Normal Retirement") means termination of employment

under the terms of the Company's Pension Plan.

     (o) "Stock" means the common stock of the Company.

     (p) "Termination for Cause" means termination by

the Company because of the Employees' dishonesty, an

assault by an employee on another person which adversely

affects the Company or for any other violation of Company

policy which follows a warning to cease such violation.

The Committee, in its discretion, shall make the final

decision as to whether a particular termination constitutes

a Termination for Cause.

     2.2 Gender and Number.  Except when otherwise indicated

by the context, words in the masculine gender when used in

the Program shall include the feminine gender, the singular

shall include the plural, and the plural shall include the

singular.

11/17/93 References To Article numbers changed, definition

of Stock Indemnification right deleted

Article 3.   Eligibility and Participation

     3.1 Eligibility and Participation.  Participants in

each plan under the Program shall be selected by the

Committee from among those Employees who are recommended

for participation by the chief executive officer of the

Company and who, in the opinion of the Committee, are key

Employees in a position to contribute materially to the

Company's continued growth and development and to its

long-term success.  Selection for participation under one

plan does not automatically result in selection for

participation under another plan unless such result is

specified by the Committee or by the terms of the Program.

7/15/87

Article 4.  Administration

     4.1 Administration.  The Committee shall be responsible

for the administration of the Program.  The Committee, by

majority action thereof, is authorized to interpret the

Program, to prescribe, amend, and rescind rules and

regulations relating to the Program, to provide for

conditions and assurances deemed necessary or advisable

to protect the interests of the Company, and to make all

other determinations necessary or advisable for the

administration of the Program, but only to the extent

not contrary to the express provisions of the Program.

Determinations, interpretations, or other actions made

or taken by the Committee pursuant to the provisions of

the Program shall be final and binding and conclusive

for all purposes and upon all persons whomsoever.

7/15/87

Article 5.  Stock Subject to Program

     5.1 Number.  The total number of shares of Stock

subject to Awards under the Program may not exceed

4,800,000 subject to adjustment upon occurrence of any

of the events indicated in section 5.3.  The shares to

be delivered under the Program may consist, in whole or

in part, of authorized but unissued Stock or treasury

Stock, not reserved for any other purpose.

     5.2 Lapsed Awards.  If any Award granted under the

Program terminates, expires or lapses or for any reason,

any shares subject to such Award shall again be available

for the grant of an Award.

     5.3 Adjustment in Capitalization.  In the event of

any change in the outstanding shares that occurs after the

Effective Date by reason of a Stock dividend or split,

recapitalization, merger, consolidation, combination,

exchange of shares, or other similar corporate change,

the aggregate number of shares subject to each outstanding

Option, and its stated Option price, shall be adjusted

appropriately by the Committee, whose determination shall

be conclusive.

11/17/93  Number of Authorized Shares Increased from 3.1

Million to 4.8 Million

Article 6.  Duration of Program

     6.1 Duration of Program.  The Program shall remain

in effect, subject to the Board's right to terminate the

Program earlier pursuant to Article 13, until all Stock

subject to it shall have been purchased or acquired pursuant to the provisions hereof.  Notwithstanding the foregoing,

no Award may be granted under the Program on or after

July 14, 1997.

7/15/87

Article 7.  The Stock Option Plan

     7.1 Grant of Options.  One plan under the Program

shall relate to Options.  Subject to the other applicable

provisions of the Program, Options may be granted to

Participants at any time and from time to time as shall be

determined by the Committee.  The Committee shall have

complete discretion in determining the number of Options

granted to each Participant.  The Committee may grant any

type of Option permitted by law at the time of grant and

shall specify whether or not any Option is intended to be

an incentive stock option described in section 422A of the

Code.  In the case of incentive stock options, the following conditions shall apply in addition to any other requirements of this plan or the Code:

     (a)  10-Percent Stockholders.  An optionee must not,

immediately before an incentive stock option is granted,

own stock representing more than ten percent of the voting

power or value of all classes of Stock of the Company or of

any subsidiary.  This requirement is waived if (i) the

exercise price of the incentive stock option to be granted

is at least 110 percent of the Fair Market Value of the

Stock subject to the Option, determined at the time the

Option is granted, and (ii) the Option is not exercisable

more than five years from the date the Option is granted.

     (b)  Annual Limitation.  The aggregate Fair Market

Value (determined at the time the Option is granted) of

the Stock with respect to  which incentive stock options

are exercisable for the first time by the optionee during

any calendar year may not exceed $100,000.

     7.2 Option Agreement.  Each Option shall be evidenced

by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the

number of shares to which the Option pertains, and such other provisions as the Committee shall determine.

     7.3 Option Price.  No Option granted pursuant to this

plan shall have an Option price that is less than the Fair

Market Value of the Stock on the date the Option is granted.

     7.4 Duration of Options.  Each Option shall expire at

such time as the Committee shall determine at the time it

is granted, provided; however, that no Option shall be

exercisable later than ten years and one day from the date

of its grant.

7/15/87

     7.5 Exercise of Options.  Options granted under this

plan shall be exercisable at such times and be subject to

such restrictions and conditions as the Committee shall in

each instance approve, which need not be the same for all

Participants.  Each Option which is intended to qualify

as an incentive stock option pursuant to Section 422A of

the Code shall comply with the applicable provisions of

the Code pertaining to such Options.

     7.6 Payment.  The Option price of Stock upon exercise

of any Option shall be paid in full either (i) in cash, or

(ii) in shares of Stock valued at their Fair Market Value

on the date of exercise, or (iii) by a combination of (i)

and (ii), in the manner provided in the Option agreement.

Certificates for such shares tendered in payment shall be

in a form of good delivery and, if the certificates were

issued pursuant to the exercise of an incentive stock

option, the optionee must have held the tendered shares

for at least one year.

     7.7 Restrictions on Stock Transferability.  The

Committee may impose such restrictions on any shares

acquired pursuant to the exercise of an Option under this

plan as it may deem advisable, including, without

limitation, restrictions under applicable Federal

securities law, under the requirements of any stock

exchange upon which such shares of Stock are then

listed and under any state securities laws applicable

to such shares.

7/15/87

     7.8  Termination of Employment Due to Death,

Disability, or Retirement.  In the event the employment

of a Participant is terminated by reason of death or

Disability, any outstanding Options then exercisable may

be exercised at the time prior to the expiration date of

the Options or within 12 months after such date of

termination of employment, whichever period is the

shorter.  In the event of termination of employment by

reason of Retirement, all of the Participant's options

which have been outstanding for more than six months shall

become immediately exercisable and may be exercised at any

time prior to the expiration date of the Options or within

a period following the Participant's Retirement specified

from time to time by the Committee, whichever period is

shorter.  Options which have been outstanding for less than

six months on the date of the Participant's Retirement shall not become exercisable until they have been outstanding for

six months and thereafter may be exercised at any time prior to the expiration of the Option or within the period

following the Participant's Retirement specified from time

to time by the Committee, whichever period is shorter.

However, in the case of incentive stock options, the

favorable tax treatment prescribed under section 422A of

the Code shall not be available if such options are not

exercised within three months after date of termination,

or 12 months in the case of death or disability as defined

in section 22(e) (3) of the Code. If an incentive stock

option is not exercised within three months of termination

due to Retirement, it shall be treated as a nonstatutory

stock option for the remainder of its allowable exercise

period.

If the Compensation Committee changes the time period

following Retirement in which an Option may be exercised,

the change will not (i) have the effect of shortening the

exercise period of Options held by persons who retired

before the effective date of the Compensation Committee's

action, or (ii) make exercisable any Option which had

expired pursuant to an exercise time period previously

set by the Compensation Committee.

     7.9 Termination of Employment Other Than for Death,

Disability, Retirement or Termination for Cause.  If the

employment of the Participant shall terminate for any reason other than death, Disability, Retirement, or Termination for

Cause, the rights under any then outstanding Option granted

pursuant to this plan shall terminate upon the expiration

date of the Option or three months after such date of

termination of employment, whichever first occurs.  Upon

a Termination for Cause rights under all Options shall

terminate immediately.

     7.10 Nontransferability.  No Option granted under the

plan may be sold, transferred, pledged, assigned, or

otherwise alienated or hypothecated, otherwise than by will

or by the laws of descent and distribution.  Further, all

Options granted to a Participant under this plan shall be

exercisable during his lifetime only by such Participant.

10/16/91 - Section 7.8 effective Retroactively to 7/1/91.

11/17/93 - Section 7.8 regarding post retirement exercise

period changed.

11/17/93 - Last paragraph of Section 7.8 added.

    7.11 Time of Exercise for Incentive Stock Options.

Notwithstanding other provisions pertaining to the times

at which Options may be exercised, no Option that is

intended to be an incentive stock option shall first

become exercisable at a time earlier than that originally

specified in the Option grant, if the result would be to

cause such Option, when granted, not to be treated as an

incentive stock option (whether by reason of the possible

future violation of the annual limitation of section 7.1(b)

or otherwise).

7/15/87

Article 8.  The Restricted Stock Plan

     8.1 Grant of Restricted Stock.  One plan under the

Program shall relate to Restricted Stock.  Subject to

other applicable provisions of the Program, the Committee,

at any time and from time to time, may grant shares of

Restricted Stock under the plan to such Participants and

in such amounts as it shall determine.  The Committee may

also offer participants in the Company's management

incentive compensation plan, or any other Company bonus

or incentive plan in which awards are otherwise paid

primarily or totally in cash, the opportunity to elect

to receive Restricted Stock, including a bonus amount of

Restricted Stock to serve as an incentive to make such an

election, in lieu of receiving all or a portion of the

participant's award in cash.  Each grant of Restricted

Stock shall be in writing and shall specify the Period(s)

of Restriction and the time or times, which may be

accelerated upon the attainment of specific financial

goals, at which such period(s) shall lapse with respect

to a specified number of shares of Stock.  The Periods of

Restriction shall not exceed ten years from the date of

grant of the Restricted Stock.

     8.2 Nontransferability.  Except as provided in section

8.8 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall

be determined by the Committee and shall be specified in

the Restricted Stock grant, or upon earlier satisfaction

or other conditions as specified by the Committee in its

sole discretion and set forth in the Restricted Stock grant.

     8.3 Other Restrictions.  The Committee may impose such

other restrictions on any shares of Restricted Stock granted pursuant to this plan as it may deem advisable including,

without limitation, restrictions under applicable Federal

or state securities laws, and may legend the certificates

representing Restricted Stock to give appropriate notice

of such restrictions.

     8.4 Voting Rights.  Participants holding shares of

Restricted Stock granted hereunder may exercise full voting

rights with respect to those shares during the Period of

Restriction.

     8.5 Dividends and Other Distributions.  During the

Periods of Restriction, Participants holding shares of

Restricted Stock granted hereunder shall be entitled to

receive all dividends and other distributions paid with

respect to those shares while they are so held.  If any

such dividends or distributions are paid in shares of Stock,

those shares shall be subject to the same restrictions on

transferability as the shares of Restricted Stock with

respect to which they were paid.

11/17/93 - Former Article 8 (Stock Indemnification Rights)

Deleted.  Section 8.1 added accelerated vesting upon meeting goals and right to receive Restricted Stock in lieu of cash

bonus.

     8.6 Termination of Employment Due to Retirement.

     (a)  In the event that a Participant terminates his

          employment due to Retirement, the Periods of

          Restriction applicable to the Restricted Stock

          pursuant to subsection 8.2 hereof, shall lapse

          automatically and, except as otherwise provided

          in subsection 8.3 and 8.6 (b), the Shares of

          Restricted Stock shall thereby be free of

          restrictions and freely transferable if such

          Restricted Stock was issued to the Participant

          more than six months prior to the Participant's

          Retirement Date.  With regard to Restricted Stock

          issued to the Participant less than six months

          before the Participant's Retirement Date, the

          Periods of Restriction shall lapse only after

          six months have elapsed since the issuance.

     (b)  If the grant of Restricted Stock contains a

          provision permitting lapse of the Period(s)

          of Restriction to be accelerated upon the

          attainment of specific financial goals, a

          Participant's Retirement will not accelerate

          the lapse of the Period(s) of  Restriction.

          In such a case the Participant's Restricted

          Stock shall not be forfeited but the Period(s)

          of Restriction will lapse at the earlier of the

          Participant's death or upon the achievement of

          the conditions specified in the grant of the

          Restricted Stock.

     8.7 Termination of Employment Due to Death or

Disability.  In the event a Participant's employment with

the Company terminates because of his death or Disability

during the Periods of Restriction, the restrictions

applicable to the shares of Restricted Stock pursuant to

section 8.2 hereof shall lapse automatically.

     8.8 Termination of Employment for Reasons Other Than

Death, Disability, or Retirement.  Except as otherwise

provided in this section, in the event that a Participant's

employment with the Company terminates for any reason other

than those set forth in sections 8.6 and 8.7 during the

Periods of Restriction, any shares of Restricted Stock

still subject to restrictions at the date of such

termination automatically shall be forfeited and returned

to the Company.  In the event of an involuntary termination

of the employment of a Participant by the Company other

than a Termination for Cause, the Committee in its sole

discretion may waive the automatic forfeiture of any or

all such shares.  With regard to Restricted Stock granted

pursuant to an election to receive Restricted Stock in

lieu of a cash award under the Company's Management

Incentive Compensation Plan, or any other Company bonus

or incentive plan in which awards are otherwise paid

primarily or totally in cash, the Committee may provide

at the time of the grant that upon the Participant's

termination of employment for any reason, or for any

reason other than Termination for Cause, the restrictions

applicable to those shares of Restricted Stock, including

any bonus amount, shall lapse automatically.

10/16/91 Section 8.6 Effective Retroactively to 7/1/91

11/17/93 Section 8.6 (b) added

11/17/93 Provision for vesting Restricted Stock received

in lieu of cash bonus.

Article 9.  The Performance Unit Plan

     9.1 Grant of Performance Units.  One plan under the

Program shall relate to Performance Units.  Subject to

other applicable provisions of the Program, Performance

Units may be granted to Participants at any time and from

time to time as shall be determined by the Committee.  The

Committee shall have complete discretion in determining the

number of Performance Units granted to each Participant.

      9.2 Value of Performance Units.  Each Performance Unit

shall have an arbitrary value to be determined by the

Committee at the time of grant.  The Committee shall

establish performance goals in its discretion which,

depending on the extent to which they are met, will

determine the ultimate value of the Performance Unit to

the Participant.  The time period during which the

performance goals must be met shall be called a performance

period, and also is to be determined by the Committee.

     9.3 Payment of Performance Units.  After a performance

period has ended, the holder of a Performance Unit shall be

entitled to receive the value thereof as determined pursuant to section 9.2.

     9.4 Form and Timing of Payment.  Payment under section

9.3 above shall be made in cash and/or shares of Stock and

shall be in the form of a lump sum or installments as

prescribed by the Committee.  If any payment is to be made

on a deferred basis, the Committee may provide for the

payment of additional compensation computed in a manner

like interest during the deferral period.  In general, the

time and manner of making installment payments and the

interest component that is applied during the period of

deferral shall be determined by the Committee.

     9.5 Termination of Employment Due to Death, Disability,

or Retirement.  In the case of death, Disability or

Retirement, the holder of a Performance Unit shall receive

perorate payment based on the number of full months' of

service completed during the performance period but based

on the achievement of performance goals during the entire

performance period.  Payment shall be made at the time

payments are made to Participants who did not terminate

service during the performance period.

11/17/93 Sections renumbered.

     9.6 Termination of Employment for Other than Death,

Disability or Retirement Reasons.  In the event that

a Participant terminates employment with the Company

for any reason other than death, Disability or Retirement,

all Performance Units shall be forfeited.  In the event

of an involuntary termination of employment of the

Participant by the Company other than a Termination for

Cause, the Committee in its sole discretion may waive

the automatic forfeiture provisions and pay out on a

perorate basis.

     9.7 Nontransferability.  No Performance Unit granted

under this plan may be sold, transferred, pledged, assigned,

or otherwise alienated or hypothecated, other than by will

or by the laws of descent and distribution to the extent

permitted by section 9.5 until the termination of the

applicable performance period.

11/17/93 Sections renumbered.

Article 10.  Beneficiary Designation

     10.1 Beneficiary Designation.  If the Program permits

the transfer of any right granted in the event of a

Participant's death, the beneficiary of such transfer

shall be the person(s) designated by the Participant for

this Company sponsored group life insurance benefits,

provided, however, a Participant may designate different

beneficiaries in a written instrument delivered to the

Committee.

11/17/93 Sections renumbered.

Article 11.  Rights of Employees

     11.1 Employment.  The Program shall not constitute a

contract of employment.  Nothing in the Program shall

interfere with or limit in any way the right of the Company

to terminate any Participant's employment at any time, nor

shall it confer upon any Participant any right to continue

in the employ of the Company.

     11.2 Participation.  No Employee shall have the right

to be selected as a Participant, or, having been so

selected, to be selected again as a Participant.

11/17/93  Sections renumbered.

Article 12.  Change of Control

     12.1 Acceleration of Rights Due to Change of Control.

Upon a change in control, as defined in section 12.2, the

Period of Restriction on any Restricted Stock shall end,

all unexpired Options held by Participants shall immediately vest and become exercisable (except as otherwise provided in section 7.11), and all Performance Units shall become

subject to immediate payment based upon the extent to which

performance goals during the performance period have been

met up to the date of the change of control, or at 100% of

the total value of the Performance Unit, whichever produces

the greater payout.

     12.2 Definition. For purposes of the Program, a "change

of control" shall be deemed to have occurred if:

     (a)  the Company consolidates or merges with, or sells

          or otherwise transfers more than 50% of its assets

          or earning power to, any Person in a transaction

          or series of transactions which result in the

          holders of the outstanding common stock of the

          Company immediately prior to the first such

          transaction holding (either by such shares

          remaining outstanding or by being converted into

          securities of the surviving entity) less than a

          majority of the shares entitled to vote for the

          election of directors of the surviving entity

          outstanding immediately after such merger,

          consolidation, sale or transfer, or

     (b)  any Person becomes the beneficial owner of more

          than 30% of the outstanding common shares (a "30%

          Beneficial Owner") and a majority of the members

          of the Board of Directors of the Company are not

          Continuing Directors.

     (c)  For purposes of this section 12.2:

          (i)   Beneficial ownership shall be determined in

                accordance with Rule 13d-3 under the

                Securities Exchange Act of 1934 (the "1934

                 Act"), but shall not include ownership by

                any Subsidiary or any employee benefit plan

                of the Company.

          (ii)  "Continuing Director" shall mean any member

                of the Board of Directors of the Company

                who is not a 30% Beneficial Owner or a

                representative of a 30% Beneficial Owner and

                who was either (a) a member of the Board

                prior to the time that any Person becomes a

                30% Beneficial Owner or (b) subsequently

                becomes a member of the Board, if such

                 Person's election to the Board is recommended

                or approved by a majority of Continuing

                Directors.

          (iii) "Person" shall mean any individual, firm,

                partnership, corporation or other entity,

                and shall include any successor of such

                entity and all Affiliates, Associate and

                Subsidiaries (as those terms are defined

                in Rule 12b-2 under the 1934 Act) of such

                Person; provided, however, that the term

                "Person" shall not include Henkel Corporation

                or any of its Subsidiaries.

11/17/93 Sections renumbered.

Article 13.  Amendment, Modification, and Termination of

Programs

     13.1 Amendment, Modification, and Termination of

Program.  The Board at any time may terminate, and from

time to time may amend or modify the Program, provided,

however, that no such action of the Board, without approval

of the stockholders, may:

     (a)  Increase the total amount of Stock which may be

          issued under the Program, except as provided in

          section 5.3 of the Program.

     (b)  Change the provisions of the Program regarding

          the Option price except as provided by section

          5.3.

     (c)  Change the class of employees to whom incentive

          stock options may be granted.

     (d)  Extend the period during which Awards may be

          granted.

     (e)  Extend the maximum period after the date of grant

          during which Options may be exercised.

No amendment, modification, or termination of the Program

shall in any manner adversely affect any Award theretofore

granted under the Program, without the consent of the

Participant.

11/17/93 Sections renumbered.

Article 14.  Tax Withholding

     14.1 Tax Withholding.  The Company shall have the power

to withhold, or require a Participant to remit to the

Company, an amount sufficient to satisfy any Federal, state,

local or foreign withholding tax requirements on any Award

under the Program.

To the extent permissible under applicable tax, securities,

and other laws, the Company may, in its sole discretion,

permit the Participant to satisfy a tax withholding

requirement by directing the Company to apply shares of

stock to which the Participant is entitled as a result of

the exercise of an option or the lapse of a Period of

Restriction, to satisfy such requirement.

11/17/93 Sections renumbered.

Article 15.  Indemnification

     15.1 Indemnification.  Each person who is or shall

have been a member of the Committee or of the Board shall

be indemnified and held harmless by the Company against

and from any loss, cost, liability, or expense that may

be imposed upon or reasonably incurred by him in connection

with or resulting from any claim, action, suit, or

proceeding to which he may be a party or in which he may

be involved by reason of any action taken or failure to

act under the Program and against and from any and all

amounts paid by him in settlement thereof, with the approval of the Committee, or for members thereof of the Board, or

paid by him in satisfaction of any judgment in any such

action, suit, or proceeding against him, provided he shall

give the Company an opportunity, at its own expense, to

defend the same before he undertakes to defend it on his

own behalf.  The foregoing right of indemnification shall

not be exclusive of any other rights of indemnification to

which such persons may be entitled under the Company's

Certificate of Incorporation or Bylaws, as a matter of law,

or otherwise, or any power that the Company may have to

indemnify them or hold them harmless.

11/17/93  Sections renumbered.

Article 16.  Requirements of Law

     16.1 Requirements of Law.  The granting of Awards and

the issuance of shares of Stock upon the exercise of an

Option shall be subject to all applicable laws, rules, and

regulations, and to such approvals by any governmental

agencies or national securities exchanges as may be

required.

     16.2 Governing Law.  The Program, and all agreements

hereunder, shall be construed in accordance with and governed by the laws of the State of California.

11/17/93 Sections renumbered.